                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      UNIVEST CORPORATION OF PENNSYLVANIA
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[LOGO}                               UNIVEST
                          ---------------------------
                          Corporation Of Pennsylvania

                                                          14 North Main Street
                                                 Souderton, Pennsylvania 18964

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                April 7, 1998

TO THE HOLDERS OF COMMON STOCK:
        The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 7, 1998, at 10:45 in the morning, in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.

        Univest's Board of Directors recommends a vote:

        1. FOR the election of four Class II directors for a three-year term expiring in 2001.
        2. FOR the election of three alternate directors for a one-year term expiring in 1999.
        3. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 1998.

        Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.

        The close of business on March 3, 1998, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

        The accompanying proxy statement forms a part of this notice.

        SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION'S COMMON STOCK. ALL CARDS SHOULD BE SIGNED AND RETURNED SO THAT ALL YOUR SHARES MAY BE VOTED.

        IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS RIGHT TO VOTE. Whether or not you plan to attend the meeting, we urge that you execute and return your proxy cards as soon as possible in the enclosed postage-paid envelope, in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

                                            By Order of the Board of Directors
                                                              MERRILL S. MOYER
                                                                      CHAIRMAN

                                                              ROBERT H. SCHONG
                                                                     SECRETARY
March 6, 1998

                                PROXY STATEMENT

        ALL INFORMATION CONTAINED IN THIS PROXY DOES NOT TAKE INTO CONSIDERATION ANY EFFECTS FROM THE 100% STOCK DIVIDEND IN THE FORM OF A STOCK SPLIT TO BE PAID ON MAY 1, 1998 TO SHAREHOLDERS OF RECORD ON APRIL 14, 1998.

        Univest Corporation of Pennsylvania (Univest or Corporation) is a multi-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended, and subject to supervision by the Federal Reserve System. Principal subsidiaries of the Corporation are Union National Bank and Trust Company of Souderton (Union) and Pennview Savings Bank (Pennview).

        The accompanying proxy is solicited by the Board of Directors (Board) of Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 7, 1998, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 6, 1998. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of its direct subsidiaries, including Union and Pennview and other subsidiary companies, may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation's voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.

        The persons named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board of Directors set forth in the proxy.

        Univest's Board of Directors recommends a vote:

        1. FOR the election of the four Class II directors nominated by the Board for a three-year term.

        2. FOR the election of the three alternate directors nominated by the Board for a one-year term.

        3. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 1998.

        The Board of Directors has fixed the close of business on March 3, 1998, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of March 3, 1998, there were issued 3,927,161 and outstanding 3,816,873 shares of Common Stock (exclusive of 110,288 shares held as treasury stock which will not be voted).

        Holders of record of the Corporation's Common Stock will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of 66 2/3% of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

        Union National Bank and Trust Company of Souderton holds 366,734 shares or 11.7% of the Corporation's Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation's Common Stock.

        Executive Officers and nominees for Class II Directors and Alternate Directors as a group beneficially own 251,545 shares of the Corporation's Common Stock. The group consists of 9 persons: the five (5) executive officers and the nominees for Class II Directors and Alternate Directors who are not officers of the Corporation or its subsidiaries.

        A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 1997, has been mailed to each shareholder of record on March 3, 1998. The Annual Report is not a part of the proxy soliciting material.

                            ELECTION OF DIRECTORS

        The persons named in the accompanying proxy intend to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board of Directors to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at four Class II Directors to be elected for a three-year term expiring in 2001 and a pool of three Alternate Directors for a one-year term expiring in 1999.

        Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors in accordance with the Corporation's Bylaws.

NOMINEES:*

        The following information, as of February 13, 1998, is provided with respect to the nominees for election to the Board.

                                                                                                             SHARES OF COMMON
             NAME, AGE & YEAR OF                                                                            STOCK BENEFICIALLY
            ELECTION AS DIRECTOR**                                 BUSINESS EXPERIENCE                       OWNED 2/13/98***
CLASS II (TO BE ELECTED FOR A THREE-YEAR TERM EXPIRING 2001):
James L. Bergey 62 (1984)                                    President, Abram W. Bergey and                      6,879 (1)
                                                                Sons, Inc. (Floor Coverings)
Charles H. Hoeflich 83 (1962)                             Chairman Emeritus of the Corporation                 112,740
Clair W. Clemens 67 (1984)                               Director, Hatfield Quality Meats, Inc.                  4,595
                                                                    (Pork Processing)
John U. Young 59 (1988)                                    President, Alderfer Bologna Co.Inc                    6,840 (2)
                                                                    (Meat Processing)
ALTERNATE DIRECTORS (TO BE ELECTED FOR A ONE-YEAR TERM EXPIRING 1999):
William S. Aichele 47 (1990)                                President of the Corporation and                     9,121 (3)
                                                                    President of Union
Marvin A. Anders 58 (1996)                                  Vice Chairman of the Corporation                    62,653 (4)
                                                                and Vice Chairman of Union
H. Ray Mininger 57 (1995)                                   President, H. Mininger & Son, Inc.                   2,918
                                                                   (General Contractor)
THE FOLLOWING DIRECTORS ARE NOT SUBJECT TO ELECTION NOW AS THEY WERE ELECTED
IN PRIOR YEARS FOR TERMS EXPIRING IN FUTURE YEARS.
CLASS III (TO BE CONTINUING FOR A TERM EXPIRING 1999):
R. Lee Delp 51 (1994)                                    President and CEO, Moyer Packing Company                1,679
                                                               (Beef Packers and Renderers)
Harold M. Mininger 79 (1957)                                       Retired. Mininger &                          59,789 (5)
                                                              Son, Inc. (General Contractor)
P. Gregory Shelly 52 (1985)                                President, Shelly Enterprises, Inc.                  18,622 (6)
                                                                   (Building Materials)
CLASS I (TO BE CONTINUING FOR A TERM EXPIRING 2000):
Norman L. Keller 60 (1974)                                   Executive Vice President of the                    14,562 (7)
                                                          Corporation and President of Pennview
Thomas K. Leidy 59 (1984)                                  Chairman & President, Leidy's, Inc.                  68,816 (8)
                                                                    (Pork Processing)
Merrill S. Moyer 64 (1984)                                   Chairman of the Corporation and                    67,878 (9)
                                                                    Chairman of Union

  *Clair W. Clemens and Merrill S. Moyer are cousins. Harold M. Mininger and
   H. Ray Mininger are father and son. There is no family relationship among any of the other nominees. All nominees now are directors or alternate directors respectively. Merrill S. Moyer, William S. Aichele, and Marvin A. Anders are officers of UNIVEST and Union National Bank and Trust Company. Norman L. Keller is an officer of UNIVEST and Pennview Savings Bank. Other directors are non-management directors.
 **Dates indicate initial year as a director or alternate director of UNIVEST or the subsidiary banks.
***The shares "Beneficially owned" may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities. Each nominee beneficially owns less than 1% of the outstanding shares of the Common Stock of UNIVEST with the exception of Charles H. Hoeflich (2.9%); and Marvin A. Anders (1.3%).
1. Includes 337 shares owned by a member of Mr. Bergey's family. He disclaims beneficial ownership of these shares.
2. Includes 2,964 shares owned by members of Mr. Young's family. He disclaims beneficial ownership of these shares.
3. Includes 41 shares owned by members of Mr. Aichele's family. He disclaims beneficial ownership of these shares.
4. Includes 40,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Anders is a co-trustee and 9,695 shares owned by a member of his family. He disclaims beneficial ownership of these shares.
5. Includes 18,045 shares owned by a member of Mr. Mininger's family. He disclaims beneficial ownership of these shares.
6. Includes 7,011 shares owned by members of Mr. Shelly's family. He disclaims beneficial ownership of these shares.
7. Includes 4,262 shares owned by members of Mr. Keller's family. He disclaims beneficial ownership of these shares.
8. Includes 40,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Leidy is a co-trustee, 1,877 shares owned by a member of his family, and 9,411 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.
9. Includes 40,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Moyer is a co-trustee, and 6,519 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

        Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified monthly and annual due dates, their initial ownership in any class of the Corporation's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. William G. Morral, a director of Pennview Savings Bank, filed one monthly report late when other persons in his family received shares as gifts.

                   COMPENSATION AND ADDITIONAL INFORMATION

        The following table sets forth, for the preceding three years, the compensation which the Corporation and its subsidiaries paid to the five highest paid executive officers whose compensation exceeded $100,000 during 1997.

                          SUMMARY COMPENSATION TABLE

                                                                                               Long-Term
                                                            Annual Compensation               Compensation
                                                   --------------------------------------     ------------
                                                                                               Securities
Name and Principal Position                Year    Salary         Bonus      Other Annual      Underlying          All Other
                                                                             Compensation     Options/SARs        Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                                    ($)            ($)          ($)[1]              #                ($)[2]
-----------------------------------------------------------------------------------------------------------------------------------
Merrill S. Moyer                          1997    $275,000       $75,625        $4,836               --              $89,869
Chairman and CEO                          1996    $250,000       $71,875           [3]               --              $32,487
of the Corporation                        1995    $240,000       $69,000           [3]            9,100              $30,994

William S. Aichele                        1997    $175,000       $38,500        $3,219               --              $16,750
President of the Corporation              1996    $166,500       $38,295           [3]               --              $13,936
and President and                         1995    $160,000       $36,800           [3]            5,000              $14,090
CEO of Union

Norman L. Keller                          1997    $139,000       $22,935        $2,611               --              $34,248
Executive Vice President of the           1996    $138,000       $31,740           [3]               --              $36,708
Corporation and President and             1995    $137,000       $23,633           [3]            3,500              $36,478
CEO of Pennview

Marvin A. Anders                          1997    $130,000       $28,600        $1,550               --              $15,900
Vice Chairman of the                      1996    $127,000       $29,210           [3]               --              $19,170
Corporation and Union                     1995    $123,500       $28,405           [3]            3,500              $18,245
National Bank

Wallace H. Bieler                         1997    $115,000       $18,975        $1,550               --              $16,294
Executive Vice President of the           1996    $110,000       $18,975           [3]               --              $11,908
Corporation and Executive Vice            1995    $106,000       $18,285           [3]            3,000              $11,783
President of Union

[1] Includes use of company car and personal tax preparation services. [2] The amount and type of "All Other Compensation" accrued in 1997 for each of the executives named above is detailed in schedule (1).
[3] The values are included under 'All Other Compensation' as reported in fiscal years 1995 and 1996.

SCHEDULE (1) -- ALL OTHER COMPENSATION:

                                          NAMED EXECUTIVE                                   CONTRIBUTION
                                          ----------------------------------------------------------------------------------------
                                                                                                SUPPLEMENTAL
                                                                           401K                 PENSION PLAN            TOTAL
                                                                          --------------------------------------------------------
                                          Merrill S. Moyer                $4,750                   $85,119             $89,869
                                          William S. Aichele               4,750                    12,000              16,750
                                          Norman L. Keller                 4,248                    30,000              34,248
                                          Marvin A. Anders                 3,900                    12,000              15,900
                                          Wallace H. Bieler                3,450                    12,844              16,294

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                          NUMBER OF
                                                                                         SECURITIES               VALUE OF
                                                                                          UNDERLYING             UNEXERCISED
                                                                                         UNEXERCISED             IN-THE-MONEY
                                                                                       OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                                          FY-END (#)              FY-END ($)
                                         SHARES                   VALUE
                                      ACQUIRED ON                REALIZED               EXERCISABLE(E)          EXERCISABLE(E)
NAME                                    EXERCISE                  ($)[1]               UNEXERCISABLE(U)        UNEXERCISABLE(U)
-----------------------------------------------------------------------------------------------------------------------------------
Merrill S. Moyer                          - 0 -                     $0                     11,170(E)               $355,932(E)
                                                                                            9,480(U)                298,813(U)
William S. Aichele                        - 0 -                     $0                      3,832(E)               $129,522(E)
                                                                                            8,168(U)                252,328(U)
Norman L. Keller                          - 0 -                     $0                      2,832(E)               $ 95,722(E)
                                                                                            6,043(U)                187,628(U)
Marvin A. Anders                          1,000                  $15,675                      918(E)               $ 31,028(E)
                                                                                            5,832(U)                180,497(U)
Wallace H. Bieler                           417                   $6,536                      834(E)               $ 28,189(E)
                                                                                            4,582(U)                140,622(U)

[1] 'Value Realized' is calculated by subtracting the exercise price from the Fair Market Value as of the exercise date

Fair Market Value is calculated as the mean of the highest and lowest quoted selling price of the Stock on the 'Bulletin Board,' an automated quotation system for OTC equities under Section 17(b) of the Securities Act of 1934 operated by the National Association of Security Dealers, Inc.

                        UNIVEST CORP. OF PENNSYLVANIA
                         BOARD COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY HAS FURNISHED THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

COMMITTEE RESPONSIBILITIES
        The Committee is responsible for setting the compensation level for the Chief Executive Officer and setting and reviewing compensation levels for all other executive officers of the Corporation. The Committee consists of four members appointed by the Board: James L. Bergey, Charles H. Hoeflich, who formerly served as Chairman of Univest Corporation, Thomas K. Leidy, and Harold M. Mininger.

        The Committee believes that it is important to reinforce its executive compensation philosophy by using both short and long-term incentive compensation awards linking payouts directly to performance. Compensation for Univest's senior executives is also designed to be competitive with other comparable regional banking institutions and to reward performance.

IRC (S) 162(M)
        The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), regarding qualifying compensation paid to Univest's executive officers for deductibility in structuring compensation arrangements for 1997. The Committee intends to make every effort to ensure that all compensation awarded to Univest's executives is fully deductible. The regulations implementing Section 162(m) have not required any changes in the Company's current executive compensation program in order to maintain the deductibility of executive compensation where the Company anticipates a deduction.

BASE SALARIES
        An important objective of Univest's executive compensation program is to attract and retain qualified management talent, and the level of base salaries plays a key role in reaching this objective. In setting executive salaries, the Committee uses competitive information derived from a review of the appropriate regional marketplace, including formal salary surveys and an analysis of comparator group norms. The final determination of salary adjustments balances the objective of maintaining competitive salaries with that of rewarding performance.

        For the named executive officers, excluding the CEO, base salary increases ranged up to 5.1%. The base salary increases were in keeping with the emphasis on performance driven compensation utilizing annual and long-term incentives. The Committee believes the senior executives base salary structure is well within the competitive range for the industry comparator group. Future base salary adjustments will continue to be based on industry group norms as well as on Univest performance measures.

ANNUAL INCENTIVES
        The annual incentive plan is a key tool for the Committee to manage executive compensation by recognizing performance while minimizing salary increases. Annual incentive performance measures included corporate return on asset performance as well as team, unit, and group level operating performance goals.

        With respect to performance, Return on Assets for 1997 was 1.42%, reflecting continued strong financial performance. For the senior executives, excluding the CEO, payments ranged from $18,975 to $38,500 and were indicative of the strong performance demonstrated by the Company and the individuals.

LONG-TERM INCENTIVES
        The Univest Long-Term Incentive Plan was implemented in 1995 in order to promote the long-term objectives of Univest, retain key executives, encourage growth in shareholder value, and encourage management investment in the Corporation. Compensation derived from long-term awards was therefore tied directly to the creation of shareholder value.

        Participation in the Long-Term Incentive Plan is determined by the Committee. The committee may grant either stock option or long-term performance share awards to executives and other employees. These will have value to the recipients only if shareholder value is created, either in the form of stock price appreciation and/or the increased ability of Univest to pay dividends on its stock. The Committee continues to believe that shareholders benefit from a greater emphasis on encouraging management to own Company stock. In order to facilitate creating this stronger mutual interest between shareholders and management the Committee has endorsed the implementation of a process which encourages senior management executives to exercise their vested stock options and retain the stock acquired. [The Committee intends to adopt a program which includes partial payment of annual incentive awards in the form of Company stock rather than cash.] No new grants were awarded to any of the Named Executive Officers in 1997.

FUTURE AWARD DETERMINATION
        The Committee will continue to reassess Univest's executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 1998 and beyond.

CEO COMPENSATION
        The salary paid to Mr. Merrill S. Moyer in 1997 was increased to $275,000 compared with $250,000 in 1996. The 10% increase in base salary was provided to Mr. Moyer to better align his base salary with CEOs of a comparator group.

        Mr. Moyer's 1997 bonus award was $75,625 in cash. This award was equal to 27.5% of his 1997 base salary and was determined based on Univest's achievement of annual incentive performance measures, including return on asset performance and individual performance.

CONCLUSION
        Through the programs described above, a significant portion of the Company' executive compensation is linked directly to individual and corporate performance and growth in shareholder value. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and growth in shareholder value, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

UNIVEST CORPORATION COMPENSATION COMMITTEE
James L. Bergey
Charles H. Hoeflich
Thomas K. Leidy
Harold M. Mininger

NON-MANAGEMENT DIRECTOR COMPENSATION:
        Each non-employee Director or Alternate Director is paid an annual retainer fee of $7,500. Each non-employee Director or Alternate Director receives a fee of $650 for each Board of Directors meeting of Univest, Union, or Pennview which he attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors who are members of the Executive Committee or Loan Policy Committee of the Board of Directors receive a fee of $550 for each meeting attended. Non-employee Directors or Alternate Directors who attend other committees of the Board of Directors receive a fee ranging from $300 to $400 for each meeting attended.

RETIREMENT, SALARY CONTINUATION, AND DEFERRED SALARY SAVINGS PLANS:
        All officers and employees of the Corporation and its subsidiaries working 1,000 hours or more in a plan year will accrue a benefit in that year and will be included in a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The plan is compulsory and non-contributory. Although costs are not allocated on an individual basis, 3.3% of the total remuneration of all plan participants, calculated on an actuarial basis, was accrued during 1997. Benefits vest when an officer or employee completes five years of service. In addition, the Corporation maintains a non-qualified, unfunded plan, the Supplemental Retirement Plan (the "Supplemental Retirement Plan"), which provides retirement benefits to eligible employees. The table set forth below illustrates the total combined estimated annual benefits payable under the Univest Retirement Plan and the Supplemental Retirement Plan to eligible salaried employees in hypothetical five (5) year average salary and years of service classification (assuming retirement as of January 1, 1998) are estimated as follows:


    HIGHEST                                                       YEARS OF SERVICE
  CONSECUTIVE           -------------------------------------------------------------------------------------------------------
  5-YEAR AVG.               20             25            30              35             40               45              50
   SALARY               -------------------------------------------------------------------------------------------------------
 $150,000               $  49,317      $  54,146       $ 58,976      $  63,805       $  67,555        $  71,305     $   75,055
  200,000                  66,817         73,521         80,226         86,930          91,930           96,930        101,930
  250,000                  84,317         92,896        101,476        110,055         116,305          122,555        128,805
  300,000                 101,817        112,271        122,726        133,180         140,680          148,180        155,680
  350,000                 119,317        131,646        143,976        156,305         165,055          173,805        182,555

        The annual benefits are estimated on the basis of a straight life annuity notwithstanding the availability of joint and survivor annuitant and certain and continuous annuity options. Benefits are not subject to reduction for Social Security benefits. For purposes of the plan (assuming retirement at normal retirement date), Merrill S. Moyer, William S. Aichele, Norman L. Keller , Marvin A. Anders, and Wallace H. Bieler respectively, have thirty-six, forty-four, thirty, forty-seven, and forty-five years of service. Certain groups of officers and employees have other benefits for past service with now affiliated companies.

        A salary continuation plan is provided for the individuals named in the Summary Compensation Table and to certain other executive management of the Corporation. The plan was established to provide pre- and post-retirement death benefits. Additionally, retirement benefits are payable upon the death, disability, or retirement of the individual covered by the plan and are calculated as a percentage of base salary of the individual adjusted for the cost of living. The retirement benefits payable to the individual or the spouse of the individual are for a minimum of ten (10) years and are determined in amount as of the retirement date. The salary continuation plan is an unfunded promise to pay to the named individuals which is subject to the substantial risk of forfeiture, and the individual is not considered as vested pursuant to the plan.

        On an optional basis, all officers and employees who have attained the age of 21 and have completed 12 months of service may participate in a deferred salary savings plan. Participants may defer from 1% to 15% of their salary. The corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant's salary. All contributions are invested via a trust. The corporation's matching contributions, amounting to $242,806 are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant's retirement. The plan permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

        Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers or directors of the Corporation or its subsidiaries.

TRANSACTIONS WITH MANAGEMENT AND OTHERS
        Union and Pennview had transactions with directors/officers of UNIVEST or their associates, which comply with regulations of the Comptroller of the Currency and the Federal Reserve System, involving only normal risks which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

        During 1997, the Corporation and its subsidiaries paid $568,568 to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others.
H. Ray Mininger, Alternate Director, is president of H. Mininger & Son, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS
        Shareholders are asked to ratify the action of the Board of Directors in selecting Ernst & Young LLP as the independent certified public accountant for the year 1998.

        If the Shareholders do not ratify the selection of Ernst & Young LLP, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors.

        It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent certified public accountant at any time during the year if the Board determines that such a change would be in the best interests of the Corporation and its shareholders.

        A representative of Ernst & Young LLP is expected to be present at the shareholders' meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG UNIVEST CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                          AND THE NASDAQ BANK INDEX


   400--------------------------------------------------------------------------
                                                                #
                                                                @





   300--------------------------------------------------------------------------


D                                                               $
O                                                      @
L                                                      #
L
A  200--------------------------------------------------------------------------
R                                                      $
S                                          #
                                           @
                                #          $
                    #
                    $@          @$
   100$#@-----------------------------------------------------------------------






     0--------------------------------------------------------------------------
      12/92       12/93       12/94       12/95       12/96       12/97

--------------------------------------------------------------------------------
     UNIVEST CORPORATION     NASDAQ STOCK MARKET (U.S.)     NASDAQ BANK
            #                          $                         @
--------------------------------------------------------------------------------

                       12/92     12/93     12/94     12/95     12/96     12/97
                       -----     -----     -----     -----     -----     -----
UNIVEST CORPORATION     100       144       158       178       217       377
NASDAQ STOCK MARKET
  (U.S.)                100       114       112       159       195       240
NASDAQ BANK             100       115       114       169       223       375

* $100 INVESTED ON 12/31/92 IN STOCK OR INDEX -
       INCLUDING REINVESTMENT OF DIVIDENDS.
       FISCAL YEAR ENDING DECEMBER 31.

        The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UNIVEST specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTORS' MEETINGS AND COMMITTEES
        UNIVEST's Board of Directors met twelve times during 1997. All members of Univest's Board serve as a nominating committee. It proposes names for nomination for election or re-election to the Board.

        The 1997 Audit Committee, consisting of Charles H. Hoeflich, Harold
M. Mininger, William G. Morral, P. Gregory Shelly, and John U. Young, all external directors of the Corporation,or its subsidiaries met four times during 1997 to recommend the selection of the independent certified public accountant, to discuss the scope of activities of the independent certified public accountant, and to review activities of the internal auditor.

SHAREHOLDER PROPOSALS
        Proposals by shareholders which are intended to be presented at the Corporation's 1999 Annual Meeting must be received by the Corporation no later than November 9, 1998, to be eligible for inclusion in the Proxy Statement and proxy relating to that meeting.

        According to bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation's notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS
        The Board of Directors and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

        The Board of Directors on January 28, 1998, authorized and adopted an amendment to Paragraph 5 of the Articles of Incorporation pursuant to Section 1914 (C)(3)(ii) of the Pennsylvania Business Corporation Law. The action increases the number of authorized shares of Common Stock from 12,000,000 to 24,000,000 in connection with the 100% stock dividend in the form of a stock split to the Corporation's Shareholders of Record as of April 14, 1998, payable on May 1, 1998. The purpose of the amendment is to vest with the Board of Directors as much flexibility as possible to issue additional shares for proper corporate purposes including financing, acquisition, investment opportunities, stock dividends, stock splits, employee incentive plans and other similar purposes.

        The amended paragraph 5 of the Articles of Incorporation of this Corporation reads as follows:

        5. The aggregate number of shares which this Corporation shall have authority to issue is 24,000,000 shares of Common Stock having a par value of five dollars ($5) per share.

        SHAREHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE. PROXIES WILL BE VOTED IN ACCORDANCE WITH SHAREHOLDERS' DIRECTIONS. THE PROXY DOES NOT AFFECT THE RIGHT TO VOTE IN PERSON AT THE MEETING AND MAY BE REVOKED PRIOR TO THE CALL FOR A VOTE.

                                             By Order of the Board of Directors
Souderton, Pennsylvania

                                                               MERRILL S. MOYER
March 6, 1998                                                          CHAIRMAN


                                                               ROBERT H. SCHONG
                                                                     SECRETARY

[LOGO]        UNIVEST
      --------------------------
      Corporation of Pennsylania                     PROXY
14 North Main Street, Souderton, Pennsylvania 18964  and Voting Instruction Card
--------------------------------------------------------------------------------
    UNIVEST'S DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, and 3.
--------------------------------------------------------------------------------

                        For       Withheld                         For     Withheld
1.Election of Four      / /         / /      2. Election of three  / /      / /      3. Election of Ernst & Young LLP as Independent
  Class II Directors                            Alternate Directors                     Certified Public Accountant for 1998
  James L. Bergey, Charles H. Hoeflich,         William S. Aichele, Marvin A. Anders,                For           Against
  Clair W. Clemens, and John U. Young           H. Ray Mininger                                      / /             / /

FOR, EXCEPT VOTE WITHHELD                       FOR, EXCEPT VOTE WITHHELD
FOLLOWING NOMINEE(S):                           FOLLOWING NOMINEE(S):

----------------------------------------        ---------------------------------------

Signature(s):                                                                                                  (Date)
             ----------------------------------------------   -------------------------------------------------      ---------------

NOTE: Please sign as name(s) appear hereon. Give full title if signing for a corporation, partnership, or as attorney, agent, or in another representative capacity.

                            FOLD AND DETACH HERE


                   [LOGO]          UNIVEST
                         ---------------------------
                         Corporation of Pennsylvania

             14 North Main Street, Souderton, Pennsylvania, 18964

                                    PROXY

                ANNUAL MEETING OF SHAREHOLDERS - APRIL 7, 1998

The annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 7, 1998, at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 10:45 a.m.

The top (shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN, and DATE the CARD, and then DETACH, and RETURN the completed card PROMPTLY in the enclosed reply envelope. You should do so even in you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

PLEASE COMPLETE, SIGN, AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT, AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

The signature(s) should be exactly as the name(s) appear above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                     UNIVEST CORPORATION OF PENNSYLVANIA
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 7, 1998.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 6, 1998, hereby appoints Harold F. Detweiler and Gerald G. Dunlap, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the "Corporation") that the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director (those nominees are James L. Bergey, Charles H. Hoeflich, Clair W. Clemens, and John
U. Young), FOR the election of the nominees for Alternate Director (those nominees are William S. Aichele, Marvin A. Anders, and H. Ray Mininger), and FOR the selection of Ernst & Young LLP as the Corporation's Independent Certified Public Accountant for 1998.

Please complete, sign, and date this Card on the reverse side and return it promptly in the enclosed reply envelope.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE